SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     August 20, 2002

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Mpls, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code     612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

Xcel Energy announced that longtime industry executive Richard C. (Dick) Kelly has been named the company’s chief financial officer, effective immediately.

The Xcel Energy press release is attached as Exhibit 99.01

On Aug. 20, 2002, Xcel Energy’s subsidiary, NRG Energy, Inc., announced it had obtained approval from lenders to extend until Sept. 13, 2002, the deadline by which it must post collateral ranging in value from $1.1 billion to $1.3 billion. As part of the agreement with its lenders, NRG agreed not to make any additional draw requests under its $2 billion construction revolver.

NRG also agreed it would not fund debt service reserve collateral requirements of $130 million relating to NRG Northeast Generating LLC and NRG South Central Generating LLC. NRG would be in default if it fails to meet these collateral requirements by Aug. 26, 2002. If NRG has not funded the debt service reserve collateral requirements by Oct. 25, 2002, the holders of the $1.3 billion of outstanding bonds related to the Northeast and South Central generating projects will have the right to accelerate the bonds.

The press release is attached as Exhibit 99.02

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.01	Xcel Energy Press Release dated Aug. 21, 2002
99.02	NRG Energy Press Release dated Aug. 20, 2002

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ RICHARD C. KELLY Richard C. Kelly Vice President and Chief Financial Officer

August 22, 2002

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